EXHIBIT 10.1

LOAN AGREEMENT

     This LOAN AGREEMENT (“Agreement”) is entered into as of September 3, 2008 (the “Effective Date”) by and between ViaGen, Inc., an Arizona corporation (“ViaGen”), and Geron Corporation, a Delaware corporation (“Geron”).

     WHEREAS, Geron has agreed to lend to ViaGen an aggregate amount of $1,500,000 (the “Loan”) for the purpose of funding ViaGen’s investment in Exemplar Genetics, LLC (“Exemplar”), subject to the terms and conditions set forth herein; and

     WHEREAS, ViaGen will issue a convertible promissory note to Geron in such amount (the “Note”).

     NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein, the parties hereto agree as follows:

ARTICLE I

LOAN

     Section 1. Loan. Subject to the terms and conditions of this Agreement, ViaGen will borrow from Geron and Geron will lend to ViaGen $1,500,000 (the “Loan Proceeds”) pursuant to Section 2 below and the terms and conditions of the Note.

     Section 2. Purpose; Return of Loan Proceeds. ViaGen acknowledges that Geron is providing the Loan for the purpose of funding ViaGen’s investment in Exemplar (the “Transaction”). ViaGen agrees that, should the Transaction not close within 30 days from the date of this Agreement, ViaGen will return the Loan Proceeds in accordance with the terms of the Note.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF GERON

     Geron hereby represents, warrants and covenants to ViaGen as follows:

     Section 1. Authority. Geron has the corporate power, capacity and authority to execute and deliver this Agreement and any other certificate, agreement, document or other instrument to be executed and delivered in connection with the transactions contemplated by this Agreement and to perform Geron’s obligations under this Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered and constitutes the legal, valid, and binding obligation of Geron, enforceable in accordance with its terms.

     Section 2. Purchase for Own Account. Geron represents that, with the exception of the potential assignment of the Note to Exeter Life Sciences, Inc., it is acquiring the Note and any equity securities issuable upon conversion of such Note (collectively, the “Securities”) solely for investment for Geron’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Geron has no present intention of selling, granting any participation in, or otherwise distributing the same. The acquisition by Geron of any of the Securities shall constitute confirmation of the representation that, at the date of such acquisition, Geron does not then have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

     Section 3. Disclosure of Information. Geron has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. Geron further represents that it has had an opportunity to ask questions and receive answers from ViaGen regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of ViaGen.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF VIAGEN

     ViaGen hereby represents, warrants and covenants to Geron as follows:

     Section 1. Organization, Good Standing and Qualification. ViaGen is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona and has all requisite corporate power and authority to carry on its business as now conducted. ViaGen is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

     Section 2. Authorization. All corporate actions on the part of ViaGen, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of ViaGen hereunder and the authorization, issuance, sale and delivery of the Notes have been taken. This Agreement and the Notes constitute valid and legally binding obligations of ViaGen, enforceable against ViaGen in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

     Section 3. Valid Issuance of Stock. The securities issued pursuant to the Note, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly authorized and issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement and applicable state and federal securities laws.

ARTICLE IV

MISCELLANEOUS

     Section 1. Termination. This Agreement and all obligations of ViaGen and of Geron hereunder shall terminate (a) upon mutual agreement by ViaGen and Geron, or (b) upon material breach of this Agreement by one party upon notice from the other party, provided that no termination right shall exist pursuant to this subsection (c) unless such breach shall not have been cured by the breaching party (unless such breach is incapable of cure) within 15 days after such breaching party shall have received notice of the non-breaching party’s intent to exercise its right to terminate.

     Section 2. Survival of Representations, Warranties and Covenants. The representations and warranties of ViaGen and Geron contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of Geron or ViaGen.

     Section 3. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     Section 4. Governing Law; Venue. This Agreement is to be construed in accordance with and governed by the internal laws of the State of Arizona without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Arizona to the rights and duties of the parties.

     Section 5. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 6. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     Section 7. Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when sent by facsimile to the number set forth below each party’s signature if sent between 8:00 a.m. and 5:00 p.m. recipient’s local time on a Business Day, or on the next Business Day if sent by facsimile to the number set forth below if sent other than between 8:00 a.m. and 5:00 p.m. recipient’s local time on a Business Day; (c) three Business Days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party at the address set forth below; or (d) the next Business Day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next Business Day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider. Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Article IV, Section 7 by giving the other party written notice of the new address in the manner set forth above. “Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in California or Arizona.

     Section 8. Amendments and Waivers. Any term of this Agreement or the Notes may be amended by mutual written agreement, and the observance of any term of this Agreement or the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the waiving party.

     Section 9. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     Section 10. Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Note, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     Section 11. Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

VIAGEN, INC.

By:	/s/ Mark Walton
Mark Walton, President

Address:	ViaGen, Inc.
12357A Riata Trace Pkwy
Suite 100
Austin, TX 78727
Phone: (512) 401-5900
Fax: (512) 401-5919

GERON CORPORATION

By:	/s/ David J. Earp
David Earp, Chief Patent Counsel
& Sr. V.P., Business Development

Address:	Geron Corporation
230 Constitution Drive
Menlo Park, CA 94025